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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Moldflow Corporation of our report dated July 31, 2002, except for the last paragraph of Note 20 as to which the date is September 12, 2002, relating to the consolidated financial statements and financial statement schedule which appears in the Annual Report on Form 10-K of Moldflow Corporation for the year ended June 30, 2002.



PricewaterhouseCoopers LLP


Boston, Massachusetts
September 26, 2002